QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 5, 2001 relating to the financial statements appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 20, 2001

QuickLinks

EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS